UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): August 14, 2007

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On August 14, 2007, the board of directors of Cardium Therapeutics, Inc. (the “Company”) elected Andrew M. Leitch to serve as a member of the Company’s board. Mr. Leitch will serve as a Class II Director for a term to expire on the date of the Company’s 2008 annual meeting of stockholders. Mr. Leitch was also appointed to serve on the Audit Committee of the Board of Directors.

There are no arrangements or understandings between Mr. Leitch and any other persons pursuant to which he was elected as a director, and there are no reportable transactions under Item 404(a) of Regulation S-K with respect to Mr. Leitch.

Upon joining the board as a non-employee director on August 14, 2007, Mr. Leitch received a 10-year non-qualified stock option pursuant to the Company’s 2005 Equity Incentive Plan to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $2.60 per share (the closing price of the Company’s common stock on August 14, 2007). The option will vest in equal monthly increments over a four-year period provided that Mr. Leitch continues during such period to serve as a director, employee or consultant of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Cardium issued on August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: August 16, 2007	By:	/s/ Tyler M. Dylan
Tyler M. Dylan
Chief Business Officer